EFFECTIVE AUGUST 23RD, 2004
UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2004
ROYAL GOLD, INC.
_____________________________________________________________________________________________
(Exact name of registrant as specified in its charter)
Delaware	0-5664	84-0835164
_____________________________________________________________________________________________
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132
____________________________________________________________	______________________________
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code 303-573-1660

___________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 2.02	Results of Operation and Financial Condition
The following information is furnished pursuant to Item 2.02 "Results of Operations and Financial Condition."

On November 4, 2004, Royal Gold, Inc. reported a 40% year over year increase in revenues for its first quarter of fiscal 2005. The information contained in the press release dated November 4, 2004, regarding the Company's first quarter results is incorporated herein by reference and is filed as exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits
The following information is furnished pursuant to Item 9.01 "Financial statements and Exhibits."

Exhibit Number	Description
99.1	Press Release dated November 4, 2004 "Royal Gold Reports 40% Year Over Year Increase In Revenues For First Quarter Of Fiscal 2005"
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Royal Gold, Inc.
(Registrant)

By: Name: Title:	/s/ Karen Gross Karen Gross Vice President & Corporate Secretary

Dated: November 4, 2004
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Exhibit 99.1

FOR IMMEDIATE RELEASE:	FOR FURTHER INFORMATION CONTACT:
Stanley Dempsey, Chairman & Chief Executive Officer Karen Gross, Vice President & Corporate Secretary (303) 573-1660

ROYAL GOLD REPORTS 40% YEAR OVER YEAR INCREASE IN REVENUES FOR FIRST QUARTER OF FISCAL 2005

▪	Earnings of $0.12 per share mark a 100% quarter-over-quarter increase
▪	Free cash flow (a non-GAAP financial measure) totals 71% of revenue
▪	Higher gold prices result in GSR1 royalty rate step-up to 4.0%

          DENVER, COLORADO. NOVEMBER 4, 2004: ROYAL GOLD, INC. (NASDAQ:RGLD; TSX: RGL) today announced revenues of $5.9 million for the first quarter of fiscal year 2005 (ended September 30), an increase of 40%, compared to revenues of $4.2 million for the same period in fiscal 2004. Net income was $2.5 million or $0.12 per basic share for the quarter, compared to $1.3 million or $0.06 per basic share for the same period last fiscal year. Higher revenues were largely due to higher gold prices which resulted in a step-up of Royal Gold's sliding-scale royalty rate at the Pipeline Mining Complex.

          "Our portfolio continues to perform at a high level," said Stanley Dempsey, Chairman and Chief Executive Officer. "The overall quality of our royalties and the mine operators, combined with our ability to derive significant leverage from the increasing gold price through our sliding-scale royalties, have been major drivers to success. Our unique business model and solid balance sheet allow us great flexibility and remains an asset. During the quarter, we took steps to advance our stated goal of doubling the size of the Company by expanding our royalty portfolio in a royalty financing transaction with Revett Silver Company. While we look forward to the additional revenue that will be generated from the Troy mine, we maintain our appetite for growth and will continue to seek opportunities."

          During the quarter, free cash flow was approximately $4.2 million, or 71% of revenues compared to $2.7 million or 64% of revenues for the same period last fiscal year. Free cash flow, a non-GAAP financial measure, is defined as operating income plus depreciation, depletion and amortization, non-cash charges, and any impairment of mining assets. (See, Schedule A - Reconciliation.)

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          At September 30, 2004, the Company had a working capital surplus of approximately $51.8 million. Current assets were $55.3 million, compared to current liabilities of $3.5 million for a current ratio of nearly 16 to 1.

REVIEW OF OPERATIONS
Pipeline Mining Complex, Lander County, Nevada

          The Company owns two sliding-scale gross smelter return royalties ("GSR1 and GSR2"), a fixed rate gross smelter return royalty ("GSR3"), and a net value return royalty ("NVR1") on the Pipeline Mining Complex, in Lander County, Nevada. The GSR1 royalty covers the current mine footprint, and the GSR2 ("super") royalty covers any reserves that are developed on the claim block lying outside the current mine footprint. The GSR2 royalty pays out at a rate that is 80% higher than that of GSR1, at all gold prices. The GSR3 royalty is a 0.71% fixed rate for the life of the mine. The 0.39% NVR1 covers production from the GAS Claims, an area of interest of approximately 4,000 acres including the South Pipeline deposit and Crossroads area, but not including the Pipeline pit. The NVR1 royalty is calculated by deducting processing-related costs, but is not burdened by mining costs.

          The Pipeline Mining Complex is owned by the Cortez Joint Venture ("Cortez"), a joint venture between Placer Cortez Inc. (60%), a subsidiary of Placer Dome Inc., and Kennecott Exploration (Australia) Ltd. (40%), a subsidiary of Rio Tinto.

          During the first quarter of fiscal 2005, the Pipeline Mining Complex produced 249,469 ounces of gold providing royalty revenue of $5.0 million, compared to 219,901 ounces of gold produced providing royalty revenue of $3.5 million for the same quarter in fiscal 2004. The 43% increase in quarterly royalty revenue was driven by a step-up in our sliding-scale rate and increased production attributable to our royalty interests.

          During the quarter, the average gold price was $401 per ounce resulting in a royalty rate of 4.0%, compared to an average gold price of $364 per ounce and a royalty rate of 3.4% for the same period in fiscal 2004. Current production from the Pipeline Mining Complex is subject to GSR1, GSR3, and NVR1.

Leeville Project, Eureka County, Nevada

          Royal Gold holds a 1.8% net smelter return ("NSR") royalty covering a majority of the Leeville project ("Leeville"). Leeville is an underground mine, currently under development by Newmont Mining Corporation ("Newmont"). Newmont has announced its intention to initiate production at Leeville in the fourth quarter of calendar 2005. Current production on the Leeville royalty land is derived from underground operations on a portion of the Carlin East deposit.

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          During the first quarter of fiscal 2005, the Carlin East deposit produced 33,406 ounces of gold. Royalty revenue for the quarter was $315,296, which included $78,000 for prior royalty payments. This compares to 27,275 ounces of gold produced, providing royalty revenue of $171,846 for the same quarter in fiscal 2004. The 38% net increase in royalty revenue related to the Carlin East deposit was due to higher gold prices as well as a 23% increase in production attributable to Royal Gold's royalty interest.

SJ Claims (Goldstrike Mine), Eureka County, Nevada

          Royal Gold holds a 0.9% NSR royalty covering a portion of the Betze-Post mine, known as the SJ Claims. The Betze-Post mine, a part of the larger Goldstrike operation, is operated by Barrick Gold Corporation ("Barrick").

          During the first quarter of fiscal 2005, the SJ Claims produced 131,357 ounces of gold, providing royalty revenue of $477,392, compared to 126,183 ounces of gold produced, providing royalty revenue of $414,839 for the same quarter in fiscal 2004. The 15% increase in royalty revenue was due to higher gold prices.

Bald Mountain, White Pine County, Nevada

          Royal Gold holds a 1.75% to 3.5% NSR sliding-scale royalty that burdens a portion of the Bald Mountain mine, operated by Placer Dome U.S. Inc. The 1.75% NSR royalty rate does not increase until the gold price exceeds $500 per ounce.

          During the first quarter of fiscal 2005, Bald Mountain produced about 7,300 ounces of gold, providing royalty revenue of $51,265, compared to 10,288 ounces of gold produced providing royalty revenue of $65,071 for the same quarter in fiscal 2004.

South American Properties (Argentina)

          The Company holds a 2% NSR royalty on the Martha silver mine operated by Coeur d'Alene Mines Corporation. Royalty revenue for the first quarter of fiscal 2005 was $39,395, compared with $12,294 for the same quarter in fiscal 2004.

Troy Mine, Lincoln County, Montana

          Royal Gold obtained payments equivalent to a 7.0% GSR royalty that covers the Troy mine operated by Revett Silver Company ("Revett"). The Troy mine is an underground mine which operated from 1981 through 1993, producing 44.4 million ounces of silver and 390.0 million pounds of copper. The GSR royalty will extend until either cumulative production of 90% of the current reserves is reached, or Royal Gold receives $10.5 million in cumulative payments, whichever occurs first. Revett has announced that production at the Troy mine should commence in late 2004, and anticipates production of approximately 3.0 million ounces of silver and 25.0 million pounds of copper in calendar year 2005.

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Corporate Profile

          Royal Gold is a precious metals royalty company engaging in the acquisition and management of precious metals royalty interests. Royal Gold is publicly traded on the Nasdaq Market System under the symbol "RGLD," and on the Toronto Stock Exchange under the symbol "RGL." The Company's web page is located at www.royalgold.com.

NOTE: Management's conference call reviewing its first quarter of fiscal 2005 will be held today at 12:00 noon Eastern, 10:00 a.m. Mountain. The call will be simultaneously carried on the Company's web site at www.royalgold.com under the "Presentations" section. A replay of the call will be available on our website approximately two hours after the call ends. The conference call is also available by calling 800-603-2779 or 706-634-7230. Replays are also available until November 12 by dialing 800-642-1687 or 706-645-9291, access number 1774816.

_________________

Cautionary "Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: With the exception of historical matters, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Such forward-looking statements include statements regarding production levels and timing, reserves, increased revenue from Revett, and the sliding-scale features of our royalty structure at the Pipeline Mining Complex. Factors that could cause actual results to differ materially include, among others, precious metals prices, decisions and activities of the operators of our royalty properties, unanticipated grade, geological, metallurgical, processing or other problems the operators of the mining properties may encounter, changes in project parameters as plans continue to be refined, results of current or planned exploration activities, economic and market conditions, as well as other factors described elsewhere in this press release and in our Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. Most of these factors are beyond the Company's ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made herein. Readers are cautioned not to put undue reliance on forward-looking statements.

The Company discloses information on free cash flow and free cash flow as a percentage of revenues in its reporting. The Company defines free cash flow by operating income plus depreciation, depletion and amortization, non-cash charges, and any impairment of mining assets. While we believe free cash flow is a useful measure of the Company's performance, we also want to advise that this is not a measure recognized by generally accepted accounting principles. See Schedule A - Reconciliation, attached to this press release.

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ROYAL GOLD, INC. Consolidated Balance Sheets (Unaudited)
	September 30, 2004	June 30, 2004
Current assets
Cash and equivalents	$48,666,658	$44,800,901
Royalty receivables	5,014,547	5,221,307
Current deferred tax asset	1,305,784	1,671,305
Prepaid expenses and other	277,308	207,662

Total current assets	55,264,297	51,901,175

Royalty interests in mineral properties, net	39,493,816	40,325,611
Available for sale securities	500,140	420,231
Deferred tax asset	219,554	306,565
Other assets	619,067	568,228
Total assets	$96,096,874	$93,521,810
	============	===========
Current liabilities
Accounts payable	$1,429,845	$1,232,539
Federal income taxes payable	609,462	-
Dividend payable	779,377	779,377
Accrued compensation	300,000	200,000
Other	343,084	229,518

Total current liabilities	3,461,768	2,441,434

Deferred tax liability	7,870,113	8,078,975
Other long term liabilities	96,489	103,089
Total Liabilities	11,428,370	10,623,498

Commitments and contingencies
Stockholders' equity
Common stock, $.01 par value, authorized 40,000,000 shares; and issued 21,012,583 and 21,012,583 shares, respectively	210,125	210,125
Additional paid-in capital	102,019,891	102,019,891
Accumulated other comprehensive income	79,240	28,097
Accumulated deficit	(16,543,880)	(18,262,929)
Less treasury stock, at cost (229,224 shares)	(1,096,872)	(1,096,872)

Total stockholders' equity	84,668,504	82,898,312

Total liabilities and stockholders' equity	$96,096,874	$93,521,810
	============	===========
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ROYAL GOLD, INC. Consolidated Statements of Operations and Comprehensive Income (Unaudited)
	For The Three Months Ended
	September 30,	September 30,
	2004	2003
Royalty revenues	$5,924,091	$4,181,485

Costs and expenses
Costs of operations	459,281	335,148
General and administrative	815,863	585,687
Exploration and business development	455,616	522,439
Depreciation and depletion	860,188	914,891
Total costs and expenses	2,590,948	2,358,165

Operating income	3,333,143	1,823,320

Interest and other income	131,165	89,003
Interest and other expense	(29,018)	(29,277)
Income before income taxes	3,435,290	1,883,046

Current tax expense	(658,934)	(73,705)
Deferred tax expense	(277,930)	(466,228)
Net income	$2,498,426	$1,343,113
	===========	===========
Adjustments to comprehensive income
Unrealized change in market value of available for sale securities	51,143	(107,709)
Comprehensive income	$2,549,569	$1,235,404
	===========	===========
Basic earnings per share	$0.12	$0.06
	===========	===========
Basic weighted average shares outstanding	20,783,359	20,696,816

Diluted earnings per share	$0.12	$0.06
	===========	===========
Diluted weighted average shares outstanding	21,090,329	21,099,580
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ROYAL GOLD, INC. Consolidated Statements of Cash Flows (Unaudited)
For The Three Months Ended
September 30,	September 30,
2004	2003
Cash flows from operating activities

Net income	$2,498,426	$1,343,113
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation, depletion and amortization	860,188	914,891
Deferred tax expense	277,930	466,228

(Increase) decrease in:
Royalty receivables	206,760	(276,274)
Prepaid expenses and other assets	(72,121)	(70,299)

Increase (decrease) in:
Accounts payable	197,306	(11,765)
Federal income taxes payable	609,462	(124,295)
Accrued liabilities and other current liabilities	124,672	138,335
Other long term liabilities	(6,600)	(6,600)

Net cash provided by operating activities	4,696,023	2,373,334

Cash flows from investing activities

Capital expenditures for property and equipment	(50,889)	(42,275)

Net cash used in investing activities	(50,889)	(42,275)

Cash flows from financing activities:
Dividends paid	(779,377)	(1,032,735)
Proceeds from issuance of common stock	-	611,361

Net cash used in financing activities	(779,377)	(421,374)

Net increase in cash and equivalents	3,865,757	1,909,685

Cash and equivalents at beginning of period	44,800,901	33,485,543

Cash and equivalents at end of period	$48,666,658	$35,395,228
	===========	===========
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SCHEDULE A - RECONCILIATION
Non-GAAP Financial Measures

The Company computes and discloses free cash flow and free cash flow as a percentage of revenues as non-GAAP financial measures. Free cash flow is defined by the Company as operating income plus depreciation, depletion and amortization, non-cash charges, and adding back any impairment of mining assets. Management believes that free cash flow and free cash flow as a percentage of revenues are useful measures of performance of our royalty portfolio. Free cash flow identifies the cash generated in a given period that will be available to fund the Company's future operations, growth opportunities, and shareholder dividends. Free cash flow, as defined, is most directly comparable to operating income in the Statements of Operations. Below is reconciliation to operating income:

	For The Three Months Ended
	September 30, 2004	September 30, 2003
Operating income	$3,333,143	$1,823,320
Depreciation and depletion	860,188	914,891
Free cash flow	$4,193,331	$2,738,211
	============	============

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